Exhibit 10.2

THIS DEVIATION AGREEMENT IS DATED 21 November 2022 AND MADE BETWEEN:

I.	SOUTHEAST EUROPE EQUITY FUND II, LP, a Cayman Islands limited partnership, having its registered office at the address of c/o Interest Trustees (Cayman) Ltd, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands KYI-9005, and having certificate of good standing of a partnership numbered OG 16589 issued by Registrar of Limited Partnerships Cayman Islands (“SEEF”);

II.	Swvl GLOBAL FZE, a Limited Liability Free Zone Establishment duly incorporated and validly existing under the DTCA (as defined in the SPA) Company Rules and Regulations under Dubai law No 9 of 2015, registered with the Mercantile Registrar of Companies of Dubai World Trade Center Authority under number 0361, having its registered office at Office No:02.08 the offices 4 at One Central, Dubai World Trade Centre and without tax identification code since there is no corporate income tax in UAE (the “Swvl Global”), [duly represented by Mr. Mostafa Essa Mohamed Mohamed Kandil, a citizen of The Arab Republic of Egypt, of legal age, with professional domicile in Office No :02.08 the offices 4 at One Central, Dubai World Trade Centre, and holder of valid Passport of his nationality number A-18493071, who is duly authorized to sign and execute this Agreement in his capacity as CEO of the Buyer;] and

III.	Swvl Holdings Corp, a company duly incorporated and existing under the laws of the territory of the British Virgin Islands, registered with the Registrar of Corporate Affairs of the British Virgin Islands under number 2070410, having its registered office at Maples Corporate Services (BVI) Limited Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (“Swvl Holdings”), [duly represented by Mr. Mostafa Essa Mohamed Mohamed Kandil, a citizen of The Arab Republic of Egypt, of legal age, with professional domicile in Office No :02.08 the offices 4 at One Central, Dubai World Trade Centre, and holder of valid Passport of his nationality number A-18493071, who is duly authorized to sign and execute this agreement in his capacity as CEO and a director of Swvl Holdings;], hereinafter collectively referred to as the “Parties”, and each individually a “Party”.

Recitals:

A.	On 29 April 2022, the agreement for the sale and purchase (the “SPA”) of the entire issued share capital of Volt Lines B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), duly incorporated and validly existing under the laws of the Netherlands, having its registered offices at Jan van Goyenkade 8, 1075 HP Amsterdam, the Netherlands registered with the Trade Register of the Dutch Chamber of Commerce under number 74802992 (the “Company”) was entered into by, amongst others, SEEF as one of the sellers, Swvl Global as the buyer, and Swvl Holdings (in comprehensive: the “Transaction”).

B.	After Closing, the Parties agreed on certain deviations from the SPA which they wish to lay down in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS and interpretations

1.1.	In this Agreement, save where explicitly provided otherwise, capitalised words and expressions have the meaning attributed thereto in the SPA.

1.2.	In this Agreement Parties agree to deviate from certain provisions in the SPA, which deviations shall only relate to the relation between the Parties to this Agreement as of the date the Agreement has been duly executed by all Parties. Except where this Agreement explicitly deviates from the SPA, the stipulations of the SPA and the rights and obligations of the Parties under and in connection with the SPA remain unchanged and in full force and effect.

2.	fixed consideration

2.1.	As part of the Fixed Consideration (Clause 3.2 of the SPA), Swvl Global has the obligation to issue to SEEF 56,650 Svwl shares (Protected Swvl Shares as per Schedule 3 of the SPA). Also, Schedule 5 of the SPA introduces a collar protection mechanism where Swvl Global has a contingent payment obligation towards SEEF in the form of additional Swvl shares to be calculated depending on the share price of a Swvl share at any lock-up expiry date (set as the sixth, twelfth and eighteenth monthiversary of the Closing each applicable to one-third of the total Protected Swvl Shares). Accordingly, the first determination of whether additional Swvl shares would be issued to SEEF would be on 28 November 28 2022 (the sixth monthiversary of the Closing), and would be applicable to one-third of the Protected Swvl Shares of SEEF (i.e. 18,883 shares). If, at that date, the price of a Swvl share were less than $7, such number of Swvl shares would be issued to SEEF so as to bring the total value of 18,883 shares, calculated on the basis of the actual price of a Swvl share as of 28 November 2022, to $132,181.

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2.2.	The Parties agree to implement a provisional mechanism to expedite the issuance of additional Swvl shares ahead of the determination date of 28 November 2022. In this respect, the price of a Swvl share and floor protection are provisionally set at $0.60 (as opposed to the actual on 28 November 2022) and $6 (as opposed to the $7 in Schedule 5). For clarification, the aforementioned mechanism is provisional and is designed to allow expedite share issuance of the additional Swvl shares to SEEF. The actual determination will be done on 28 November 2022 as per Schedule 5 (based on the actual price of a Swvl share, and the floor protection of $7 — or the ceiling of $13 if applicable). Any difference will offset between the Parties. The issuance of Swvl shares pursuant to this Clause 2.2 does not prejudice the issuance of additional Swvl shares in connection with the valuation assessment pursuant to and in accordance with Schedule 5 of the SPA at any later lockup expiry date (i.e. 28 May 2023 and 28 November 2023).

2.3.	Swvl Global and Swvl Holdings (which assumes the payment obligation of Swvl Global for the additional Swvl Shares towards SEEF pursuant to this Clause 2 and Schedule 5 of the SPA, and which payment obligations will be settled in accordance with Clause 3.2.2 applying mutatis mutandis) undertake best efforts to pass a board resolution by Swvl Holding to authorise the issuance of the additional Swvl shares to SEEF and actually issue the Swvl shares to SEEF by 25 November 2022.

3.	CONTINGENT CONSIDERATION

3.1.	Swvl Global has a payment obligation towards SEEF equal to 78,886 Contingent Swvl Shares pursuant to Clause 3 and Schedule 3 of the SPA.

3.2.	All of those Swvl shares will be issued to SEEF immediately and will no longer be subject to the Swvl Shares Restrictions.

3.3.	Swvl Global and Swvl Holdings (which assumes the payment obligation of Swvl Global towards SEEF pursuant to Clause 3.3 of the SPA and which payment obligations will be settled in accordance with Clause 3.3.2 of the SPA) undertake best efforts to pass a board resolution by Swvl Holding to authorise the issuance of these 78,886 Swvl shares to SEEF and actually issue these Swvl shares by 25 November 2022.

4.	Miscellaneous

The provisions set out in Clause 1 (Definitions and Interpretation), Clause 15 (Confidentiality), Clause 16 (Further Assurances), 17 (Assignment of the Agreement), 18 (Taxes and Expenses), 19 (Entire Agreement), 20 (No Implied Waiver), 21 (Variations), 22 (No Recission), 23 (Invalidity), 25 (Notices and Communications) and 27 (Counterparts) of the SPA will apply to this Agreement, and to the extent required are hereby incorporated by reference.

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5.	Governing law and jurisdiction

5.1.	This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

5.2.	Any and all disputes arising from or in connection with this Agreement (and the SPA), or further contracts resulting there from, shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands.

[Remainder of page intentionally left blank; signature page follows]

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- Signature page deviation agreement -

IN WITNESS WHEREOF, AGREED UPON AND EXECUTED:

/s/ David Mathewson
Southeast Europe Equity fund II, LP
By: Southeast Europe GC LLC
Function: general partner By: David Mathewson Function: Manging Director

/s/ Mostafa Kandil	/s/ Mostafa Kandil
Swvl Global fze	SWVL holdings corp
By: Mostafa Kandil	By: Mostafa Kandil
Function: CEO	Function: CEO